EXHIBIT 21.1

                           FALMOUTH BANCORP, INC.

                       SUBSIDIARIES OF THE REGISTRANT


Name                                           State of Incorporation
----                                           ----------------------

Falmouth Co-operative Bank                     Massachusetts

Falmouth Capital Corporation
(subsidiary of Falmouth Co-operative Bank)     Massachusetts